ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
ALASKA COMMUNICATIONS SYSTEMS HOLDINGS, INC.

2006 OFFICER SEVERANCE PLAN

Effective July 11, 2006

 ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
ALASKA COMMUNICATIONS SYSTEMS HOLDINGS, INC.

2006 OFFICER SEVERANCE PLAN

Alaska Communications Systems Group, Inc. and Alaska Communications Systems Holdings, Inc. (each and/or collectively, as context requires, the “Company”) has adopted this 2006 Officer Severance Plan as resolved by the Compensation and Personnel Committee of the Company’s Board of Directors (the “Committee”) for the benefit of certain officers as outlined below. This Plan shall be effective as of July  11, 2006 (the “Effective Date”), and shall be unfunded for tax purposes and for purposes of Title 1 of ERISA. The Plan is not applicable to the Company’s represented employees and other employees as described below.

I. PROVISION OF OFFICER SEVERANCE

1.	Eligibility for Severance Benefits – A Participant will be eligible to receive severance benefits only if:

a.	Participant is an Eligible Employee;

b.	Participant is not entitled to severance benefits under the Change of Control Provisions in this Plan (set forth below), and

c.	Participant executes the Waiver, Release, Non-Compete, Non-Disparagement, and Separation Agreement in form and substance prescribed by the Company (collectively, the “Separation Agreement”) provided by the Company upon termination of the Participant’s employment.

2.	Severance Benefits – If the Company terminates the employment of an Eligible Employee without Cause (as defined below) or if the Eligible Employee terminates such employee’s employment for Good Reason, the Company shall provide the following to such employee:

a.	Either a series of twelve (12) cash severance payments paid in equal amounts or a lump-sum payment, which shall equal in either case:

i.	the sum of one times (1x) the annual base salary in effect on the termination date and one times (1x) the then applicable target incentive bonus as determined under the employee cash incentive plan then in effect applicable to Participant.

b.	Reimbursement of any COBRA premiums paid by an Eligible Employee during the twelve (12) months following the termination date.

c.	Continued vesting of any performance-accelerated restricted stock previously granted to Participant for twelve (12) months following the termination date; provided however, that additional vesting under this paragraph shall be provided to Participant ratably in such proportion as the length of Participant’s employment (during the applicable performance period giving rise to the acceleration of such restricted stock) bears to the total length of such performance period. Neither time vesting provisions related to restricted stock nor any options shall continue after termination of employment under this provision. For the purposes of the foregoing proportion, a Participant’s employment shall be deemed to have continued the entirety of any month the Participant has remained an employee as of at least the fifteenth (15th) day of such month. For illustrative purposes only, if a restricted stock grant provides for acceleration based on the Company’s performance during calendar year 2007, and Participant terminates his or her employment for Good Reason on February 15, 2007, should the Company’s performance satisfy the requirements of accelerated vesting set forth in the restricted stock grant, one-sixth (1/6th) of the Participant’s restricted stock shall then accelerate and vest. All other restricted stock shall be deemed forfeited by the Participant.

d.	Notwithstanding anything to the contrary set forth in this Plan, any benefits provided in this Plan are only payable and due Participant after the Company has received a properly executed Separation Agreement.

3.	Delay of Payment Under Code Section 409A

a.	If any payment to be made hereunder is considered nonqualified deferred compensation subject to Section 409A of the Code and otherwise would be made within six months following a Participant’s termination of employment to such Participant who is a “specified employee” as defined for purposes of Code Section 409A, then such payment shall be delayed and paid no earlier than the first day of the seventh calendar month following such termination of employment.

II. PROVISION OF CHANGE OF CONTROL BENEFITS

1.	Eligibility for Change of Control Benefits – Participant will receive the Severance Benefits described Section I above if the following conditions are met:

a.	You are an Eligible Employee upon the occurrence of a Change in Control event, and

b.	If during the Term:

i.	Your employment is terminated by the Company without Cause or by you for Good Reason;

ii.	You are not otherwise entitled to severance benefits as above, and

iii.	You execute a Separation Agreement upon your termination of employment.

2.	Delay of Payment Under Code Sections 409A

a.	If any payment to be made hereunder is considered nonqualified deferred compensation subject to Section 409A of the Code and otherwise would be made within six months following a Participant’s termination of employment to such Participant who is a “specified employee” as defined for purposes of Code Section 409A, then such payment shall be delayed and paid no earlier than the first day of the seventh calendar month following such termination of employment.

III. ADDITIONAL PROVISIONS

1.	Ineligibility for Benefits – Except where otherwise stated in this Plan, the following persons shall be ineligible:

a.	Persons who Resign – voluntary employment termination or termination due to Cause, Retirement, Death or Disability, unless voluntary termination occurs with Good Reason within twelve (12) months following a Change in Control

b.	Changed Decisions – persons for whom the Company cancels a pending termination of employment prior to the employment actually terminating.

c.	Breach of Severance Agreement – persons who breach any agreement, including but not limited to the Separation Agreement, with the Company.

2.	Re-Employment – If you are re-employed by the Company or any successor while receiving severance benefits under this Plan, all such benefits will cease except as otherwise agreed to by the Company or successor.

3.	Taxes – Taxes will be withheld from Severance Benefits and the Change of Control Benefits under the Plan to the extent required by law and in the case of Change of Control Benefits as set forth in the Change of Control Agreement and/or Separation Agreement.

4.	Excise Tax – Notwithstanding any other provision of this Plan, if the total amounts payable pursuant to this Plan, together with all other payments to which Participant is entitled, would constitute an “excess parachute payment” (as defined in Section 280G of the Code), Participant shall receive the greater of:

a.	The Change of Control benefits payable under Article 3, less any excise tax imposed under Section 4999 of the Code, or

b.	The largest amount which may be paid without any portion of such amount being subject to the excise tax imposed by Section 4999 of the Code.

c.	For purposes of determining the largest amount payable, such payments shall be reduced in such order and manner as the Company may elect (or in the absence of such election, shall be determined by Participant).

5.	Amendment or Termination – This Plan may not be amended, revised, changed, terminated or cancelled for Participants who have executed a Participant Acknowledgement except:

a.	As provided under “Administrative Provisions,” or

b.	To increase Severance or Change of Control benefits payable to Eligible Employees, or

c.	To substitute a plan that would provide Severance Benefits and terms that do not adversely affect the Eligible Employees under this Plan during its Term

d.	Notwithstanding the foregoing, nothing in this Plan precludes an Eligible Employee from waiving his/her rights and/or entitlements to any benefits under this Plan in exchange for alternative severance benefits payable by the Company under a separate agreement.

IV. RELATION TO PRIOR (OR SUBSEQUENT) SEVERANCE PROVISIONS

1.	Surviving Agreements

a.	Eligible Employees may from time to time have entered into or may in the future enter into agreements with the Company that contain provisions providing benefits related to or otherwise pertaining to the subject matter contained in this Plan. If an Eligible Employee has entered into such an agreement with the Company, this Plan shall not affect the rights of such Eligible Employee thereunder, and no part of this Plan shall apply to such Eligible Employee until the (i) expiration or termination of such agreement and (ii) Eligible Employee’s execution of a Participant Acknowledgement.

b.	Except as set forth in paragraph (a) above, this Plan in its entirety shall supersede all policies, plans or programs of the Company that provide severance or change of control benefits to Eligible Employees, including any policies, plans or programs of any companies involved in a Change of Control with the Company. This Plan shall be binding upon any successor organization of the Company and shall inure to the benefit of the Plan Participants.

V. ADMINISTRATIVE PROVISIONS

1.	General – The following provisions in this section only apply to the Severance Benefits provisions of this Plan:

a.	Discretion: The Administrator is responsible for the general administration and management of the Plan and shall have all powers and duties necessary to fulfill its responsibilities, including, but not limited to, the discretion to interpret and apply the Plan and to determine and respond to all questions relating to eligibility for benefits.

i.	The Plan shall be interpreted in accordance with its terms, their intended meanings and to effectuate the letter and spirit of the Preamble.

ii.	The Administrator shall have the discretion to interpret or construe ambiguous, unclear or implied (but omitted) terms as he/she deems appropriate in its sole discretion but to effectuate the intent of the Plan and to make any findings of fact, if needed, in the administration of the Plan.

b.	Finality of Determinations: All actions taken and all determinations made in good faith by the Administrator will be final and binding on all persons claiming any interest in or under the Plan.

i.	To the extent the Administrator has been granted discretionary authority under the Plan, the Administrator’s prior exercise of such authority shall not obligate it to exercise its authority in a like fashion thereafter.

2.	Costs and Indemnification:

a.	All costs of administering the Plan and providing Plan benefits will be paid by the Company.

b.	To the extent permitted by the laws of the State of Delaware, the Company shall indemnify and hold harmless its (and its affiliates) current and former officers, directors, and employees against all expenses, liabilities and claims (including legal fees incurred to defend against such liabilities and claims) arising out of their discharge in good faith of their administrative and fiduciary responsibilities with respect to the Plan, to the extent permitted by applicable law and in addition to any other indemnities or insurance provided by the Company. Expenses and liabilities arising out of willful misconduct will not be covered under this indemnity.

3.	Limitation on Employee Rights:

a.	This Plan shall not give any employee the right to be retained in the service of the Company or interfere with or restrict the right of the Company to discharge or retire the employee.

b.	This Plan shall not constitute a contract of employment of any kind.

4.	Governing Law – To the extent that state law is applicable, the statutes and common law of the State of Delaware (excluding any that mandate the use of another jurisdiction’s laws) shall apply.

5.	Miscellaneous:

a.	Where the context indicates, the singular will include the plural and vice versa.

b.	Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

c.	Unless the context clearly indicates to the contrary, a reference to a statute or document shall be construed as referring to any subsequently enacted, adopted or executed counterpart.

6.	Claims Procedures:

a.	Claims Normally Not Required: Participants do not need to present a formal claim to receive benefits payable under this Plan.

b.	Disputes: If any Claimant believes that benefits are being denied improperly, that the Plan is not being operated properly, that fiduciaries of the Plan have breached their duties, or that the Claimant’s legal rights are being violated with respect to the Plan, the Claimant must file a formal claim with the Administrator.

i.	This requirement applies to all claims that any Claimant has with respect to the Plan, including claims against fiduciaries and former fiduciaries, except to the extent the Administrator determines that it does not have the power to grant all relief reasonably being sought by the Claimant.

c.	Time for Filing Claims:

i.	A formal claim must be filed within 90 days after the date the Claimant first knew or should have known of the facts on which said claim is based.

ii.	The Administrator may consent in writing to an exception for this time limitation.

d.	Arbitration: The Participants and Company agree that any and all disputes, controversies or claims of any kind or nature shall be submitted to binding arbitration under the auspices and rules of Judicial Arbitration and Mediation Services (JAMS).

i.	Such arbitration shall take place in Anchorage, Alaska.

ii.	Judgment upon an award rendered by an arbitrator may be entered in any competent court having jurisdiction over the dispute.

iii.	The Participants and Company agree that arbitration is in lieu of any and all other civil legal proceedings and that all rights to resolve disputes through court or trial by jury are hereby waived.

iv.	The Company agrees that it will reimburse an Eligible Employee for any legal costs arising from an arbitration proceeding that results in a favorable outcome for such Eligible Employee.

VI. DEFINITIONS

1.	Whenever the following terms are used in the Plan with the first letter capitalized, they shall have the meaning specified below unless the context clearly indicates to the contrary.

a.	Administrator – The Committee, or an officer or officers of the Company as designated by the Committee.

b.	Board – The full Board of Directors of the Company (and not acting through committee).

c.	Cause – Cause shall mean any of the following:

i.	Fraud, misappropriation of corporate property or funds, or embezzlement

ii.	Malfeasance in office or performance in office that is grossly negligent

iii.	Failure to comply with the Company’s Code of Conduct or Insider Trading Policy

iv.	Illegal conduct, gross misconduct or dishonesty, in each case which is willful and results (or is reasonably likely to result) in substantial damage to the Company

v.	Willful, as defined herein, and continued failure by the employee to perform substantially his/her duties with the Company (other than failure resulting from his/her incapacity due to physical or mental illness) when such failure is not cured within thirty (30) days of receipt of written notice of such failure from the Board of Directors to the CEO or from the CEO to any other officer.

vi.	Willful and continued conduct by the employee which is demonstrably and materially harmful to the Company and its subsidiaries. This harm may include material damage as well as other damage.

vii.	Exceptions

1.	Termination of employment will not be considered for Cause if the employee was not notified in writing by the CEO of the specific acts or omission of acts listed above and given sufficient opportunity to respond to such charges.

2.	In the case of the CEO, termination for Cause as listed above shall require a majority vote in the affirmative from the disinterested membership of the Board. Such a vote must be held at a meeting of the Board specifically called for this purpose; the CEO must be notified in writing of said meeting and provided with reasonable opportunity to be heard before the Board.

d.	Change of Control – Change of Control shall mean:

i.	The merger or consolidation of the Company with any other corporation, except a merger or consolidation in which no person acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

ii.	The sale or disposition by the Company of all or substantially all of the Company’s assets to one or more persons that are not “related” (as defined above) to the Company immediately prior to the sale or transfer.

e.	Code – The Internal Revenue Code of 1986, as amended from time to time, together with regulations there under.

f.	Compensation – Current base pay plus the target bonus under the Company’s cash incentive program then currently in effect and applicable to Participant.

g.	Disability – A Participant is defined as “Disabled” under the following circumstances:

i.	Unable to engage in any substantial gainful activity by reason of any medically determined physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or

ii.	By reason of any medically determined physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

h.	Eligible Employee – An employee of the Company who is any of the following:

An “officer” of the Company, defined as an employee holding one or more of the following corporate offices: Secretary, Assistant Secretary, Vice President, Senior Vice President, President, Chief Operating Officer or Chief Executive Officer, as of the Effective Date. The Administrator may from time to time determine other persons to be eligible for the Plan. Such other persons shall in such event be deemed “Eligible Employees” for all purposes of this Plan.

i.	ERISA – The Employee Retirement Income Security Act of 1974, as amended from time to time, together with regulations there under.

j.	Good Reason – Any of the following:

i.	A reduction in Participant’s annual Compensation of greater than 15%;

ii.	The relocation of the office or place where Participant’s normally reports for work to a location more than fifty (50) miles distant from such location, except for required travel in respect of the Company’s business to an extent substantially consistent with Participant’s business travel obligations;

iii.	A material reduction in title, responsibilities, or duties; or

iv.	The failure by the Company to obtain a satisfactory agreement from any successor to assume the Company’s obligations under this Plan.

k.	Participant – An Eligible Employee who executes a Participant Acknowledgement.

l.	Participant Acknowledgement – the acknowledgement attached to this Plan that establishes the participant is an Eligible Employee under the Plan whose eligibility for severance benefits will be under the terms and conditions set forth in the Plan (unless waived pursuant to an election to obtain the benefits of an alternative severance plan, agreement or arrangement) at the date of signing of the Acknowledgement for the duration of the Term.

m.	Plan – This 2006 Officer Severance Plan

n.	Retirement – Normal (not early) retirement as defined under the Company-sponsored pension or retirement plan in which the Eligible Employee is a participant.

•	. Term – With respect to an individual Participant, a period of five (5) years following the execution a Participant Acknowledgment, at the conclusion of which Participant shall be deemed eligible to participate in the Company’s officer severance program then currently in effect.

p.	Willful - Any act or omission of any act by the employee in bad faith that is without reasonable belief that it or its omission was in the best interests of the Company. Any act or omission of any act by the employee in good faith as approved by the Board of Directors or General Counsel shall be deemed in the best interest of the Company.

PARTICIPANT ACKNOWLEDGEMENT

I,      , acknowledge that I have read the 2006 Officer Severance Plan, and that I agree to be bound by the terms and conditions therein. I agree that by executing this acknowledgement that the 2006 Officer Severance Plan automatically replaces and supersedes any other agreement or plan related to severance benefits that may be applicable to me.

Signed this      day of      ,      .

Name:

PLEASE SUBMIT YOUR FORM TO THE SECRETARY OF THE COMPANY